Exhibit 10.1

INDUSTRIAL SERVICES OF AMERICA, INC.

RESTRICTED STOCK UNIT
GRANT AGREEMENT

This Restricted Stock Unit (“RSU”) Grant Agreement (this “Agreement” or “Award”) dated as of June 15, 2016 (the “Grant Date”), is between Industrial Services of America, Inc. (the “Company”) and Todd L. Phillips (the “Grantee”).

RECITALS

A.
The Company has adopted the Industrial Services of America, Inc. 2009 Long Term Incentive Plan (the “Plan”), which provides for the issuance of equity incentive awards, such as stock options, restricted stock, restricted stock units and stock appreciation rights, in order to retain qualified personnel. The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).

B.
The Company previously entered into two Stock Option Agreements with the Grantee, dated December 31, 2014 and January 2, 2015, respectively, whereby the Grantee received a grant of an aggregate of 170,000 non-incentive stock options (the “Options”) which vest over a three-year period, with 1/3 vesting on the first anniversary of the grant date and 1/6 vesting every six months thereafter until the three-year anniversary of the grant date.

C.
The challenging metal commodity markets, ferrous metal recycling markets, and other macro-economic factors in the industry have contributed to the decline in the trading price of the Company’s common stock (“Stock”), leaving all of the Grantee’s Options with an exercise price that greatly exceeds the current market price of the Stock. Consequently, the Committee believes the Options no longer provide the Grantee the long-term incentive and retention objectives that they were originally intended to provide.

D.
On June 15, 2016, the Company obtained the approval of its shareholders to adopt a one-time stock option exchange, allowing the Company to cancel the Options currently held by the Grantee in exchange for the grant of 90,000 RSUs to the Grantee on the terms and conditions contained herein to reward the Grantee for his previous services in lieu of other compensation, motivate him by means of appropriate incentives, and encourage retention of his services.

E.
The Committee desires to document in this Agreement issuance to the Grantee of 90,000 RSUs on the terms and conditions contained herein in exchange for the cancellation and termination of the Options. Each RSU represents the right to receive one share of the Company’s common stock (“Stock”) upon the vesting of the RSU, subject to the terms and conditions set forth in this Agreement and the Plan.

AGREEMENTS

Accordingly, the Grantee and the Company agree as follows:

1.    Termination of Options; Grant of Restricted Stock Units. The 170,000 non-incentive stock options that were awarded to the Grantee on December 31, 2014 and January 2, 2015, respectively, are hereby terminated and cancelled, and the Company hereby grants to the Grantee 90,000 RSUs (the “Maximum Number”) on the terms and conditions set forth below and in the Plan.

2.     Transfer Restriction. Until the delivery of shares of Stock with respect to the RSUs in accordance with the terms of this Award, neither the RSUs nor the Stock to be issued upon vesting of the RSUs may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of the RSUs or the Stock to be issued upon vesting of the RSUs not specifically permitted by the Plan or this Award shall be null and void and without effect.

3.      Investment Representations. Grantee understands that upon delivery of shares of Stock with respect to the RSUs in accordance with the terms of this Award, (i) the shares of Stock to be delivered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the shares of Stock to be delivered cannot be sold, transferred, or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available, and (iii) in any event, the exemption from registration under Rule 144 will not be available for at least six months from the issuance date of the Stock and unless the other terms and conditions of Rule 144 are satisfied.

4.     Vesting and Payment. Except as provided in Sections 5 and 6 below regarding Termination of Service or a Change of Control, and unless the RSUs are previously forfeited pursuant to the Plan or this Agreement, the RSUs will vest as follows if and to the extent that Grantee remains employed by the Company through each of the following dates: (i) on July 1, 2016, one-third (30,000) of the RSUs shall vest and become nonforfeitable; (ii) on December 31, 2016, one-sixth (15,000) of the RSUs shall vest and become nonforfeitable; (iii) on June 30, 2017, one-sixth (15,000) of the RSUs shall vest and become nonforfeitable; (iv) on December 31, 2017, one-sixth (15,000) of the RSUs shall vest and become nonforfeitable; and (v) on June 15, 2018, one-sixth (15,000) of the RSUs shall vest and become nonforfeitable. The Company shall cause its transfer agent to issue the shares of Stock with respect to the RSUs to the Grantee promptly upon vesting, but not later than 30 days after vesting of the RSUs in accordance with this Section 4. For purposes of this Agreement, the “Service Period” means the 24-month period beginning on the Grant Date and ending on June 15, 2018.

5.     Termination of Service Before the End of the Service Period. For purposes of this Agreement, “Termination of Service” shall be deemed to have occurred at the close of business on the last day on which an employee is carried as an active employee on the records of the Company. In the event of the Grantee’s Termination of Service before the end of the Service Period, the following provisions shall apply:

5.1     Except as expressly provided below in Section 5.2 or Section 7, in the event of Grantee's Termination of Service for any reason before the end of the Service Period, the RSUs held by Grantee and not yet vested shall be automatically forfeited by the Grantee as of the date of Grantee’s Termination of Service. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any rights or interests in any RSUs that are so forfeited.

5.2     Notwithstanding Section 5.1, if a Grantee experiences a Termination of Service during the Service Period as the result of the Grantee’s death or Disability (as defined below) (a “Qualifying Termination”), a pro rata portion of Stock with respect to the RSUs shall be issued as set forth below:

5.2.1     In the event of a Qualifying Termination before completion of the Service Period, the number of RSUs to be settled and paid in Stock shall be determined as follows: (i) the number of RSUs subject to the Award that have not yet vested shall be multiplied by (ii) a service fraction, the numerator of which is the number of full months the Grantee was employed or rendering services following the Grant Date through the date of Grantee’s Termination of Service, and the denominator of which is 24, the number of months in the Service Period. For purposes of calculating a “full month,” the Grantee shall be deemed to have been employed a “full month” if he is employed or rendering services on the 15th day of the month. The Company shall deliver the shares of Stock with respect to the RSUs to the Grantee (in the case of Grantee’s Disability) or to the executor, administrator, or other personal representative of the Grantee’s estate (in the case of Grantee’s death) within 30 days of the date of the Qualifying Termination. Any RSUs that do not vest in accordance with the foregoing provisions of this Section 5.2.1 shall terminate and be forfeited as of the date of the Qualifying Termination.

5.2.2     “Disability” means a condition of the Grantee which, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months: (a) makes the Grantee unable to engage in any substantial gainful activity; or (b) as a result of which the Grantee is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. If at any time a physician appointed by the Company or its agent or insurer, or the Social Security Administration, makes a determination with respect to the Grantee’s Disability, that determination shall be final, conclusive, and binding upon the Company, the Grantee, and their successors in interest.

6.     Change of Control. In the event a Change of Control which also constitutes a change in ownership or effective control or a change in ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code (a “409A Change”) occurs before both completion of the Service Period and a Termination of Service, the number of RSUs subject to the Award that have not yet vested shall vest and become nonforfeitable on the date of such 409A Change. Each such vested RSU shall be paid by delivery within 45 days following such 409A Change of the same consideration that each Company shareholder receives in connection with such 409A Change, or, at the Committee’s option, in cash based on the Fair Market Value received by shareholders of record for Stock in the 409A Change.

7.     Tax Withholding. The Company shall withhold from wages otherwise due, or retain from any payment to Grantee in respect of the RSUs, or take such other action which Company deems necessary to satisfy any income or other tax withholding requirements as a result of the vesting of RSUs and issuance of Stock related thereto. Unless an affirmative election is made by the Grantee before the end of the Service Period (or Change of Control, if earlier) to (i) remit already-owned shares of Stock, (ii) remit a cash payment, (iii) have amounts debited from other wages due, or (iv) some combination thereof, the Grantee shall be deemed to have elected to satisfy any federal and state tax withholding requirements through a reduction in the number of shares of Stock issuable upon vesting, equal to their Fair Market Value based on the amount of withholding taxes reasonably estimated by the Company to be due upon vesting. A form of withholding election, which may be used to notify the Company of the Grantee’s election to pay the tax withholding by one of the means set forth above, is attached hereto as Exhibit A.

8.     Definitions. Unless provided to the contrary in this Agreement, the definitions contained in the Plan and any amendments thereto shall apply to this Agreement.

9.     Restrictions Imposed by Law. Notwithstanding any other provision of this Agreement, the Grantee agrees that the Company will not be obligated to deliver any shares of Stock if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Stock is listed. As a condition to the settlement of the RSUs, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

10.     No Shareholder Status; No Dividends. Grantee shall have no rights as a shareholder with respect to any RSUs or shares of Stock under this Agreement until such shares of Stock have been duly issued and delivered to Grantee. Except for adjustments made as provided in subsection 4.2(e) of the Plan, no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting the shares of Stock before such issuance.

11.      Delay in Payment to Specified Employees. Notwithstanding anything herein to the contrary, the date of delivery of the Stock (or cash in lieu thereof if required hereby) to the Grantee shall be delayed if payment would otherwise be required hereunder after Termination of Service (other than on account of death) and before 6 months have elapsed from the date of the Termination of Service, if the Grantee is a Specified Employee and the circumstances of payment require delay under 409A of the Code. “Specified Employee” shall have the meaning given in Treas. Reg. § 1.409A-1(i) (or any successor thereto) using the prior calendar year as the determination period.

12.     Provisions Consistent with Plan. This Agreement is intended to be construed to be consistent with all applicable provisions of the Plan, which is incorporated herein by reference. The Grantee acknowledges receipt contemporaneously herewith of a copy of the Plan, and the Grantee represents that he is familiar with the terms and provisions thereof and hereby accepts the Award herein subject to all the terms and provisions thereof. The Grantee acknowledges that nothing contained in the Plan or this Agreement shall (a) confer upon the Grantee any additional rights to continued employment by the Company or any corporation related to the Company; or (b) interfere in any way with the right of the Company to terminate the Grantee’s employment at any time. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:        /s/ Orson Oliver

Title:    Chairman and Interim CEO

Date:    6/15/2016

GRANTEE:

/s/ Todd L. Phillips
Todd L. Phillips
(acknowledging receipt and conditions set out above)

Date: 6/15/2016

EXHIBIT A
Withholding Election for RSUs that are Vesting
INSTRUCTIONS: If you want shares that would otherwise vest to be deemed tendered back to the Company in an amount equal (based on their Fair Market Value on the vesting date) to the withholding due, and the net number of vested shares issued in your name, you do not need to submit this form. If you prefer to satisfy your withholding obligation in a different way, please check the appropriate line below and return this form with any required other materials (cash or check, or a stock power or other stock certificates, if you elect Method No. 1 or No. 2 in whole or part).
Depending on the choice elected, cash or other documents need to accompany the election. The amount remitted or withheld will be a reasonable estimate of the tax withholding obligations due by reason of the vesting of the RSUs, and your notice must acknowledge and allow debit from your next paycheck any reconciliation of that estimate to the exact tax withholding due, as soon as such amount is precisely calculable by the Company.

Method No. 1

____
I elect to pay the taxes due by tendering other shares of Company stock that I already own. Attached is a stock certificate, signed on the back to tender, or a stock power to authorize the transfer agent to transfer the shares that I think will be sufficient to pay the withholding, based on the actual market value of the shares at the close of the market on the vesting date, and a ___% withholding rate. If any more or less tax withholding is due, I authorize the Company to reconcile the value of the shares I have tendered and either issue me a check for the difference, or take the additional taxes due from my next paycheck.

Method No. 2

____
I elect to pay withholding in cash. Attached is a check for __% of the value of the shares that are vesting as of the latest close of the market before I submitted this form. I understand that the Company will determine the actual market value of the shares at the close of the market on the vesting date, and if any more or less tax withholding is due, will reconcile that amount by either issuing me a check for the difference, or taking the additional taxes due from my next paycheck, and I authorize that deduction.

Method No. 3

____
I authorize the Company to withhold the taxes related to this vesting of RSUs from my next regular paycheck. I understand that, if one paycheck will not be large enough to cover these taxes and all other regular deductions, the Company will debit any difference by issuing to me fewer than the total number of vested shares (the number subtracted will depend on the amount of taxes still due and the Fair Market Value of the shares on the vesting date).

Method No. 4

____	I elect a combination of the above methods, as follows (please describe):
________________________________________________________________
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SIGNATURE
OF GRANTEE:    __________________________________________ DATE: ______________________